Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Main: (713) 780-9494

Fax: (713) 780-9254

Contact:

Robert C. Turnham, President

FOR IMMEDIATE RELEASE

Peter Goodson Resigns from Goodrich Petroleum

Corporation Board of Directors

January 21, 2016

HOUSTON, January 21, 2016 /PRNewswire/ — Goodrich Petroleum Corporation (OTC: GDPM) today announced that Peter Goodson has resigned from Goodrich Petroleum Corporation’s board of directors to address health related issues, effective January 19, 2016. Mr. Goodson has been a director since 2011.

Commenting on Mr. Goodson’s resignation, Walter G. Goodrich, the Company’s Chairman and Chief Executive Officer stated, “On behalf of all the directors of Goodrich Petroleum, we are saddened by Peter’s departure from the Board and the reasons for the departure. We extend our thanks to him for his years of dedicated service. Peter’s passion and incredible mind for business will be deeply missed by all of us. We wish Peter renewed health and the very best to him and his family.”

Goodrich Petroleum Corporation is an independent oil and natural gas exploration and production company.

SOURCE Goodrich Petroleum Corporation

For further information: Robert C. Turnham, President, 1-713-780-9494